First California Financial Group 8-K/A
Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the the following Registration Statements of First California Financial Group of our report dated May 6, 2011, relating to the statement of assets and liabilities assumed by First California Bank (a wholly owned subsidiary of First California Financial Group), pursuant to the Purchase and Assumption Agreement dated February 18, 2011, included in this Current Report on Form 8-K of First California Financial Group.

●    Registration Statements on Form S-3 (No. 333-156790)
●    Registration Statements on Form S-8 (Nos. 333-144617, 333-141391)

/s/    Moss Adams LLP

Portland, Oregon
May 6, 2011